EXHIBIT 5.1

50 West Liberty Street, Suite 1000, Reno NV 89501 Phone: 775.323.1980 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Phone: 702.387.6073 ShermanHoward.com

April 17, 2023

AgEagle Aerial Systems Inc.

8863 East 34th Street North

Wichita, Kansas 67226

Re: AgEagle Aerial Systems Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 14,285,715 shares (the “Shares”) of common stock, $0.001 par value per share, to be sold by a selling stockholder (the “Selling Stockholder”) of the Company under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

Of the 14,285,715 Shares, 7,143,000 of the Shares (the “Series F Conversion Shares”) are to be issued upon conversion of 3,000 shares (the “Series F Preferred Shares”) of the Company’s Series F Convertible Preferred Stock and 7,142,715 of the Shares (the “Warrant Shares”) are to be issued upon exercise of a Common Stock Purchase Warrant. The Series F Preferred Shares and the Common Stock Purchase Warrant were issued and sold to the Selling Stockholder pursuant to a Securities Purchase Agreement dated June 26, 2022, between the Company and the Selling Stockholder (the “Securities Purchase Agreement”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Securities Purchase Agreement;

(c) the Certificate of Designation establishing the Series F Preferred Shares as filed with the Nevada Secretary of State on June 29, 2022;

(d) the Common Stock Purchase Warrant;

April 17, 2023 Page 2

(e) resolutions of the Board of Directors related to the approval of the Securities Purchase Agreement and the sale and issuance of the Series F Preferred Shares and Common Stock Purchase Warrant; issuance of the Shares upon conversion of the Series F Preferred Shares and exercise of the Common Stock Purchase Warrant; registration of the Shares under the Securities Act; and authorization of the Company to execute, deliver, and perform its obligations under the Securities Purchase Agreement and the Common Stock Purchase Warrant;

(f) actions of the stockholders of the Company related to approval of the issuance of the Series F Preferred Shares and Common Stock Purchase Warrant; and

(g) such other corporate records of the Company, certificates, and forms of agreements and instruments as relevant related to the issuance and the registration of the Shares under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the documents;

(b) the genuineness of all signatures on the documents;

(c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a) the Series F Conversion Shares have been duly authorized, and upon issuance upon conversion of the Series F Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable; and

(b) the Warrant Shares have been duly authorized, and upon issuance upon exercise of the Common Stock Purchase Warrant in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable.

April 17, 2023 Page 3

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.